GMAC Mortgage Corporation
8360 Old York Road
Elkins Park, PA 19027-1590



March 18, 1996

							   GMAC
							   MORTGAGE


SECURITIZED ASSET SERVICES CORP
MASTER SERVICING DEPARTMENT
7435 NEW TECHNOLOGY WAY
FREDERICK, MD 21701
SCOTT RUNKLES



RE: CONTROL # 3843






			  ANNUAL STATEMENT OF COMPLIANCE



This is to certify that a review of the activities of GMAC Mortgage Corporation of PA for the calendar year 1995 has been made and to the best of my knowledge, GMAC Mortgage Corporation of PA has fulfilled all its obligations under the terms of the Servicing Agreement.




/s/ Joanne Moore-Baird
Joanne Moore-Baird
Assistant Vice President
Contract Administration